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                                                                     EXHIBIT 5.1

                         [Perkins Coie LLP letterhead]

                              September 30, 1998

Puget Sound Energy, Inc.
411 - 108th Avenue N.E.
Bellevue, WA  98004-5515

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $500,000,000 aggregate principal amount of Senior Notes (the "Notes") of Puget Sound Energy, Inc. (the "Company") pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

     We have examined the Registration Statement and such other documents and records of the Company, certificates of public officials, and other documents as we have deemed necessary or appropriate for the purposes of this opinion. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to such terms in the Registration Statement.

     Based upon the foregoing, we are of the opinion that, when the following events have occurred:

     (a) the Board of Directors of the Company has duly authorized (i) the issuance and sale of the Notes, (ii) the execution and delivery of an Indenture (the "Indenture") between the Company and State Street Bank & Trust Company (the "Note Trustee") and an indenture supplemental thereto pursuant to which the Company will issue a series of Notes, (iii) the issuance and delivery of Pledged Bonds to the Note Trustee to secure the Company's obligations under the Notes and (iv) the execution and delivery of an indenture supplemental to the Electric Utility Mortgage or the Gas Utility Mortgage, as the case may be, pursuant to which the Company will issue a series of Pledged Bonds (the "Pledged Bond Supplemental Indenture");
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September 30, 1998
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     (b)  the Washington Utilities and Transportation Commission has issued the appropriate orders authorizing the issuance and sale of the Notes and the issuance of the Pledged Bonds;

     (c) the Registration Statement and any amendments or supplements thereto have been filed, and the Registration Statement has become effective;

     (d) the terms of the Notes and their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, agreement or instrument then binding upon the Company;

     (e) the terms of the Pledged Bonds and their issue have been duly established in conformity with the Electric Utility Mortgage or Gas Utility Mortgage, as the case may be, so as not to violate any applicable law, agreement or instrument then binding upon the Company;

     (f) the Company having complied with the terms and conditions of the Indenture with respect to the creation, authentication and delivery of a supplemental indenture thereto;

     (g) the due execution by the Company and authentication and delivery by the Note Trustee of the Notes, and the issuance and sale thereof by the Company as contemplated by the Registration Statement and in accordance with the above-mentioned corporate and governmental authorizations;

     (h) the Company having complied with the terms and conditions of the Electric Utility Mortgage or the Gas Utility Mortgage, as the case may be, with respect to the creation, authentication and delivery of a supplemental indenture thereto;

     (i) the due execution by the Company and authentication and delivery by the Electric Utility Mortgage Trustee or the Gas Utility Mortgage Trustee, as the case may be, of the Pledged Bonds, and the issuance thereof by the Company as contemplated by the Registration Statement and in accordance with the above-mentioned corporate and governmental authorizations; and

     (j) the Pledged Bond Supplemental Indenture has been duly filed and recorded in the appropriate recording offices of all jurisdictions in which the
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September 30, 1998
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properties subject to the Electric Utility Mortgage or the Gas Utility Mortgage,
as the case may be, are located, and all appropriate Uniform Commercial Code filings have been duly filed and recorded;

the Notes will constitute in the hands of the respective holders thereof valid and binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principles of equity.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                              Very truly yours,

                              PERKINS COIE LLP